UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 4, 2006
AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)
Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
628 Main Street, Danville, VA		24541
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 434-792-5111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On April 1, 2006, American National Bankshares Inc. (the “Company”), Danville, Virginia, acquired Community First Financial Corporation (“Community First”), Lynchburg, Virginia, pursuant to the Agreement and Plan of Reorganization dated as of October 18, 2005 (the “Agreement”). In connection with the Agreement, Community First merged with and into the Company and Community First’s wholly-owned subsidiary, Community First Bank merged with and into the Company’s wholly-owned subsidiary, American National Bank and Trust Company. Pursuant to the terms of the Agreement, the Company paid approximately $17.0 million in cash and issued approximately 748,232 shares of its common stock to Community First shareholders. The news release issued by the Company announcing the acquisition is attached as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

  The financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable within the time period specified in Item 9.01(a)(4) of Form 8-K.

(b)  Pro Forma Financial Information.

  The pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable within the time period specified in Item 9.01(a)(4) of Form 8-K.

(c)  Exhibits.

2.1        Agreement and Plan of Reorganization, dated as of October 18, 2005, by and between American National Bankshares Inc. and Community First Financial Corporation (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 20, 2005).

99.1      News Release issued by the Company dated April 3, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 4, 2006                                                                  /s/        Neal A. Petrovich
      Senior Vice President and Chief Financial Officer